UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 5, 2019

TRINITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 5, 2019, Trinity Capital Corporation (“Trinity”) held a special meeting of shareholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger, dated as of November 1, 2018 (the “Merger Agreement”), by and among Enterprise Financial Services Corp (“Enterprise”), Enterprise Bank & Trust (“EB&T”), Trinity and Los Alamos National Bank (“LANB”), which provides for, among other things and subject to the terms and conditions set forth therein, the merger of Trinity with and into Enterprise, with Enterprise being the surviving entity (the “Merger”), immediately followed by the merger of LANB with and into EB&T, with EB&T being the surviving entity.

As of January 22, 2019, the record date for the Special Meeting, there were 12,085,733 shares of Trinity voting common stock, no par value, and 7,736,200 shares of Trinity non-voting common stock, no par value, outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 10,249,238 shares of Trinity voting common stock, representing approximately 84.8% of the outstanding shares of voting common stock entitled to vote, and all shares of Trinity non-voting common stock entitled to vote were present in person or represented by proxy, which constituted a quorum to conduct business at the Special Meeting.

Each of the proposals considered and voted on at the Special Meeting (as described below) was approved by the requisite vote of Trinity’s shareholders. For more information on each of these proposals, see Trinity’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2019, as supplemented by additional definitive proxy materials filed with the SEC on February 6, 2019, February 12, 2019 and February 22, 2019.

At the Special Meeting, the following proposals were considered and voted on, and the final voting results for each proposal are set forth below:

(1)	To approve the Merger Agreement and the transactions contemplated thereby (the “Merger Agreement Proposal”):

	Votes For	Votes Against	Abstentions
Voting common stock	10,132,966	93,811	22,461
Non-voting common stock	7,736,200	0	0

(2)
To approve a non-binding advisory resolution to approve the compensation that will or may become payable to certain named executive officers of Trinity in connection with the Merger (the “Advisory Resolution Proposal”):

	Votes For	Votes Against	Abstentions
Voting common stock	9,024,809	835,509	373,728

The shares of Trinity non-voting common stock were not entitled to vote on the Advisory Resolution Proposal.

Because the Merger Agreement Proposal was approved, a proposal to adjourn or postpone the Special Meeting to solicit additional proxies as a result of insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal was rendered moot and, therefore, no vote was taken on such proposal.

Item 8.01	Other Events.

On March 5, 2019, Trinity issued a press release announcing that Trinity’s shareholders approved the Merger and the anticipated timing for completing the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K contains statements regarding the proposed transaction between TCC and EFSC, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of TCC and EFSC. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of TCC, EFSC and the combined corporation, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” “indicates” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction is subject to customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within the expected time frame, or at all. For a more complete list and description of such risks and uncertainties, refer to TCC’s and EFSC’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings made by Trinity and Enterprise with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, TCC disclaims any intention or obligation to update any forward-looking statements after the filing of this Current Report on Form 8-K, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Trinity Capital Corporation, dated March 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: March 5, 2019	By:	/s/ John S. Gulas
John S. Gulas,
President and Chief Executive Officer